UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2007, the Company issued a press release announcing its results for the fourth quarter and full-year 2006. The Company hereby incorporates by reference herein the information set forth in its Press Release dated February 7, 2007, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of the Company have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company’s future performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. See the risk factors contained in the Press Release for a discussion of certain risks and uncertainties that may impact such forward-looking statements. For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Included in Exhibit 99.1 are the following non-GAAP financial measures:

•	Increase in the Company’s net income excluding the impact of the pension curtailment gain in 2005.

Increase in the Company’s net income, excluding the impact of the pension curtailment gain in 2005, is presented and deemed useful by management in order to present the Company’s results for 2006 as more readily comparable to its results for 2005. The Company’s results for 2005 include a $2.5 million pension curtailment gain, net of taxes, in connection with freezing the Company’s defined benefit pension plan which was recorded in accordance with GAAP. There is no comparable gain for 2006.

Management of the Company believes that this non-GAAP measure provides both management and investors with a more complete understanding of the Company’s underlying operating results and operating trends. Management uses this non-GAAP financial measure to analyze and forecast the Company’s operating results and trends, especially when comparing such results to the Company’s prior periods and forecasts. Because the excluded item does not exhibit the same growth pattern or variances as other factors affecting the Company’s revenues and net income, management believes that the non-GAAP measure is useful for trend analysis. However, the usefulness of the non-GAAP measures is limited because the measures alone do not give a complete assessment of historical financial position, operating results or cash flows. These are reflected in the U.S. GAAP financial statements, including the Company’s consolidated statement of income. The non-GAAP financial information that the Company provides may also differ from the financial information provided by other companies. Therefore, the Company only uses the non-GAAP financial measures in the context of a complete disclosure of operating results. Investors should only consider the non-GAAP measures as part of the overall analysis of the Company’s financial results and trends.

The reconciliation of the non-GAAP financial measures to their corresponding GAAP measure is included at Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: February 7, 2007	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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